PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (together with all schedules, exhibits and all ancillary agreements contemplated herein are hereinafter referred to as this "Agreement"), is entered into as of the 18th of May, 2007 by and between General Steel Holdings, Inc. ("GSHO"), a Nevada corporation and Victory New Holdings Limited, a British Virgin Islands registered company (the "Selling Owner"). The Selling Owner is the minority owner of Tianjin Daqiuzhuang Metal Sheet Co., Ltd. (the "Daqiuzhuang Metal"), a subsidiary of GSHO. The Daqiuzhuang Metal is the subject of an independent valuation (the "Appraisal") by Tianjin Zhengtai Certified Public Accountants Co., Ltd. The Appraisal is attached as Exhibit A to this Agreement. Hereinafter, GSHO and the Selling Owner are each referred to individually as a "Party" and collectively as "Parties".

PREMISES

Whereas, GSHO believes the acquisition of the Daqiuzhuang Metal is of great importance to GSHO's expansion and complete operation control;

Whereas, the Selling Owner owns 30% of the equity interest in the Daqiuzhuang Metal (“Ownership Interest”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows.

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF THE DAQIUZHUANG METAL AND THE SELLING OWNER

As an inducement to, and to obtain the reliance of GSHO, the Selling Owner, for himself and on behalf of the Daqiuzhuang Metal, as applicable, represents and warrants as follows:

Section 1.1 OWNERSHIP INTEREST IN THE DAQIUZHUANG METAL. The Selling Owner is the legal and beneficial owner of 30% equity interest in Daqiuzhuang Metal free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

Section 1.2 VALID TRANSFER OF FULLY VESTED SHARES. The Selling Owner has full right, power, and authority to transfer, assign, convey, and deliver his Ownership Interest in Daqiuzhuang Metal. The delivery by the Selling Owner of the Ownership Interest of Daqiuzhuang Metal at the Closing (as described in Section 3.03 herein) will convey to GSHO good and marketable title to the Ownership Interest in Daqiuzhuang Metal, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

Section 1.3 ORGANIZATION OF DAQIUZHUANG METAL SHAREHOLDERS. The Selling Owner has taken, or will have taken prior to Closing (as described in Section 3.03 herein), all actions required by law, or otherwise to authorize the execution and delivery of this Agreement. The Selling Owner has or will have prior to Closing (as described in Section 3.03 herein), the full power, authority, and legal right and has or will have prior to Closing (as described in Section 3.03 herein), taken all action required by law to consummate the transactions herein contemplated.

Section 1.4 ENFORCEABLE OBLIGATION. The transactions contemplated by this Agreement are the valid and binding obligations of the Selling Owner, enforceable against the Selling Owner, by GSHO in accordance with the terms of this Agreement.

Section 1.5 NO CONFLICTS. The execution and delivery by the Selling Owner of this Agreement, the performance by the Selling Owner of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Selling Owner or the Daqiuzhuang Metal to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any lien upon the Selling Owner or the Daqiuzhuang Metal or any of their respective assets and properties under, any contract to which the Selling Owner or the Daqiuzhuang Metal is a party or by which any of the Ownership Interest is bound.

Section 1.6 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. The Selling Owner has, or will have upon Closing (as described in Section 3.03 herein), all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Selling Owner of this Agreement and consummation by the Selling Owner of the transaction contemplated hereby.

Section 1.7 COMPLIANCE WITH LAWS AND REGULATIONS. DAQIUZHUANG METAL and the Selling Owner each has complied with all applicable statutes and regulations except to the extent that noncompliance would not result in the occurrence of any material liability for the Daqiuzhuang Metal or for the Selling Owner.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND
WARRANTIES OF GSHO

As an inducement to, and to obtain the reliance of the Selling Owner, GSHO represents and warrants as follows:

Section 2.1 ORGANIZATION AND DUE AUTHORIZATION. GSHO is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not violate any provision of GSHO's articles of incorporation or bylaws. GSHO has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and GSHO has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.2 APPROVAL OF AGREEMENT. The board of directors of GSHO has approved this Agreement and the transactions contemplated herein.

ARTICLE III

PURCHASE

Section 3.1 THE PURCHASE. The Selling Owner agrees to assign, transfer, and deliver to GSHO, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the whole Ownership Interest, as of the date of this Agreement, and GSHO agrees to issue and deliver the aggregate of 3,092,899 shares of GSHO's Series A Preferred Stock at a price of $2.00 per share, which have a voting power of 30% of the combined voting power of GSHO's common and preferred stocks for the entire life of GSHO as provided in Exhibit I attached hereto. The appraised value of the Ownership Interest, according to the Appraisal Report attached as Exhibit A hereto, is $9,304,796 but the purchase price is $6,185,797 representing the historical value of the Ownership Interest.

Section 3.2 Victory New hereby agrees to relinquish its rights to any profit distribution relating to the Ownership Interest from January 1, 2007 to the date of this Agreement. Such amount of profit distribution shall belong to General Steel Holdings, Inc.

Section 3.3 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be no sooner than twenty days after the mailing of an Information Statement on Form 14C on the authorization and issuance of the 3,092,899 shares of Series A Preferred Stock ("Closing Date").

Section 3.4 CLOSING EVENTS. At the Closing, each of the Parties hereto shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) the following:

(a) in the case of the Selling Owner, an originally-executed Bill of Sale for the Ownership Interest; and,

(b) in the case of GSHO, stock certificates evidencing the share ownership of all 3,092,899 shares of Preferred Stock.

Each Party shall also deliver such other items as may be reasonably requested by the other Party and/or their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF GSHO

The obligations of GSHO under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 4.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Selling Owner in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Selling Owner and each Daqiuzhuang Metal Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

Section 4.2 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Daqiuzhuang Metal nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of the Daqiuzhuang Metal.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING OWNER

The obligations of the Selling Owner under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by GSHO in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and GSHO shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Daqiuzhuang Metal prior to or at the Closing.

Section 5.2 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of GSHO nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of GSHO.

ARTICLE VI

MISCELLANEOUS

Section 6.1 GOVERNING LAW. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York.

Section 6.2 RESOLUTION OF DISPUTES.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one party has delivered to the other party a written request for such consultation (the "Consultation Date"). If the dispute cannot be resolved within 30 days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either party, with written notice to the other party.

(b) ARBITRATION. The arbitration shall be conducted in New York, New York under the auspices of the American Arbitration Association ("AAA") in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. There shall be three arbitrators--one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator. All arbitration proceedings shall be conducted in English. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties; either party may apply to any court of competent jurisdiction in the State of New York for enforcement of any award granted by the arbitrators.

(c) During the period when a dispute is being resolved, except for the matter being disputed, the parties shall in all other respects continue to abide by the terms of this Agreement.

Section 6.3 ATTORNEY'S FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.4 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 6.5 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter thereof.

Section 6.6 SURVIVAL; TERMINATION. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months. All rights and obligations under this entire Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the parties.

Section 6.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement, facsimile signatures may be deemed originals.

Section 6.8 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 6.9 THIRD PARTY CONSENTS AND CERTIFICATES. The Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the day and year first above written.

GENERAL STEEL HOLDINGS, INC.

/s/ Yu Zuosheng
By: Yu Zuosheng
Its: Chairman and CEO

VICTORY NEW HOLDINGS LIMITED

/s/ Yang Baoyin
By: Yang Baoyin
Its: Director